Exhibit 26 (g) iv. a.

AUTOMATIC YRT AGREEMENT

BETWEEN

MML BAY STATE LIFE INSURANCE COMPANY,

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

AND

MUNICH AMERICAN REASSURANCE CO.

(Effective February 8, 1999)

Coverage: VARIABLE LIFE SELECT INFORCE / FIRST DOLLAR QUOTA SHARE

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AUTOMATIC YRT

REINSURANCE AGREEMENT

REINSUREDS:	MML BAY STATE LIFE INSURANCE COMPANY of Hartford, Connecticut,

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY of Springfield, Massachusetts,

REINSURER:	MUNICH AMERICAN REASSURANCE CO. of Atlanta, Georgia

ACCEPTED COVERAGES:	Life insurance on policies written by the reinsured on the plans cited in Schedule A: Accepted Coverages.

EFFECTIVE DATE:	February 8, 1999

This Agreement represents the entire contract between the Reinsured and the Reinsurer and supersedes, with respect to its subject, any prior oral or written agreements.

Commencing on the Effective Date, the Reinsurer shall provide reinsurance coverage to the Reinsured subject to the provisions of this Agreement on the basis stated hereinafter in the attached articles and schedules. These articles and schedules, or parts thereof may be changed or modified upon written agreement between the Reinsured and the Reinsurer.

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This is an Agreement for indemnity reinsurance solely between the Reinsured and the Reinsurer. The acceptance of reinsurance under this Agreement shall not create any right or legal relation whatever between the Reinsurer and the insured or any other party.

In witness whereof, this Agreement is hereby executed in good faith by both parties in duplicate:

    Signed for MUNICH AMERICAN REASSURANCE CO. of Atlanta, Georgia, referred to as the Reinsurer in the Agreement.

BY:	/s/ Jay Biehl	ATTEST:	/s/ Sig C Brekke

TITLE:	Asst Vice President	TITLE:	Vice President

DATE:	10 Aug 99	DATE:	August 11, 1999

Signed for MML BAYSTATE LIFE INSURANCE COMPANY of Hartford, Connecticut, referred to as the Reinsured in the Agreement.

BY:	/s/ Yek Soan Cheng FSA MAAA	ATTEST:	/s/ Ed Jalowski
	Yek Soan S. Cheng		Ed Jalowski
	Vice President		Assistant Vice President and Actuary

DATE:	9/7/99	DATE:	9/7/99

Signed for MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY of Springfield, Massachusetts, referred to as the Reinsured in the Agreement.

BY:	/s/ Peter G Ferris	ATTEST:	/s/ Ava M Zils
	Peter G. Ferris, FSA, MAAA		~~Kenneth A. Morse~~ Ava M. Zils
	Second Vice President & Actuary		Director of Reinsurance

DATE:	October 7, 1999	DATE:	October 7, 1999

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AUTOMATIC YRT AGREEMENT

BETWEEN

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

MML BAY STATE LIFE INSURANCE COMPANY

AND

MUNICH AMERICAN REASSURANCE CO.

SCHEDULE D	YRT REINSURANCE PREMIUM RATES

SCHEDULE E	REINSURANCE REPORTS

SCHEDULE F	DAC TAX SCHEDULE

SCHEDULE G	RETENTION LIMITS

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ARTICLE I: AUTOMATIC REINSURANCE

A.	The Reinsured shall automatically cede to the Reinsurer reinsurance of that portion of individual life policies and supplemental benefits as specified in SCHEDULE A of this agreement and the Reinsurer shall automatically accept such reinsurance that meet the following requirements:

1.	The individual risk must have been a resident of the United States, a United States protectorate, or Canada at the time of issue.

2.	The individual risk must have been underwritten by the Reinsured in accordance with their normal underwriting practices and guidelines. Risks falling into any other special underwriting programs will be excluded from this agreement.

3.	On each individual life, the Reinsured shall retain the amounts of insurance as specified in SCHEDULE B.

4.	The maximum amounts of insurance to be automatically reinsured on a policy must not exceed the reinsurance limits specified in SCHEDULE B.

5.	In no event will the Reinsurer be required to automatically provide coverage on policies that would cause it to exceed its published retention on an individual life that might otherwise be ceded under the Agreement. As soon as possible after receiving an in force listing of policies is received from the Reinsured, the Reinsurer will notify the Reinsured of those policies that would cause it to be over-retained and the Reinsurer will have no reinsurance obligation on such policies.

B.	The liability of the Reinsurer on a policy reinsured under the Agreement shall commence on the first policy anniversary on, or after, the effective date of the Agreement. The liability of the Reinsurer for reinsurance ceded under the agreement shall terminate simultaneously with that of the Reinsured’s liability or as specified in accordance with the provisions of ARTICLE III below.

ARTICLE II: BASIS OF REINSURANCE

A.	Life insurance shall be reinsured .

B.	For the purpose of this agreement, except as noted below, the net amount at risk shall be calculated as .

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ARTICLE II: BASIS OF REINSURANCE

(CONTINUED)

C.	The amount at risk may be determined using actual cash values, account values, tabular values, or by other methods agreeable to the Reinsured and the Reinsurer. SCHEDULE C defines special methods for calculating the net amount at risk different from B. above.

ARTICLE III: PREMIUMS

A.	Reinsurance premiums shall be paid annually in advance on a policy year basis. Premiums shall be calculated by applying the premium rates per thousand to the net amount at risk as described in ARTICLE II above. The premium rates per thousand are those specified in SCHEDULE D. The rates in SCHEDULE D shall apply to both automatic and facultative reinsurance.

B.	.

C.	PAYMENT OF REINSURANCE PREMIUMS

1.	At the end of each month the Reinsured shall prepare and send to the Reinsurer a statement, in substantial accord with SCHEDULE E, reporting reinsurance premiums due on each new risk and for renewals of policies whose anniversary date falls within the reporting month. Any premium adjustments and refunds due because of terminations, reinstatements, reissues and other changes during the month shall also be listed. New reinsurance shall be reported on the monthly report next following the time that the reinsured policy has been reported as delivered and paid for.

2.	The monthly statement shall be furnished to the Reinsurer within after the end of each month and shall be accompanied by payment of any net amount due the Reinsurer as shown on the statement. If any reinsurance premium is not paid within the allotted time, the Reinsurer has the right to terminate its liability on the reinsurance risks on the statement by giving written notice to the Reinsured. At the close of the thirty-day period following the notice, the Reinsurer’s liability shall terminate for the aforementioned risks. Regardless of these terminations, the Reinsured shall be liable to the Reinsurer for all unpaid reinsurance premiums earned by them.

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ARTICLE III: PREMIUMS

(CONTINUED)

3.	Risks terminated under item 2 above may be reinstated within after the effective date of termination by paying all of the unpaid reinsurance premiums in full for the risks in force prior to the termination. The Reinsurer shall not be liable for any claim incurred between the date of termination and reinstatement. The effective date of reinstatement shall be the date on which the Reinsurer receives all required back premiums.

4.	Late payments shall be subject to a reasonable late payment charge to be determined by the Reinsurer.

5.	The Reinsured or the Reinsurer may exercise at any time the right to offset any debts or credits, liquidated or unliquidated, whether on account of premiums or otherwise, due from either party and their affiliates to the other under this Agreement or under any other Reinsurance Agreement between the two parties.

ARTICLE IV: STANDARD PROVISIONS

A.	ERRORS AND OMISSIONS

            .

B.	EXPENSES

The Reinsured shall pay the expense of all medical examinations, inspection fees, and other charges incurred in connection with the issuance of the insurance.

C.	PREMIUM TAX REFUND

The Reinsurer shall not reimburse the Reinsured for any premium taxes.

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ARTICLE IV: STANDARD PROVISIONS

D.	TERMINATIONS, REDUCTIONS, AND OTHER CHANGES

1.	If any portion of the Reinsured’s insurance risk is terminated, the reinsurance shall be reduced by a proportionate amount. If there are other reinsurers, each one shall share in the reduction according to its proportion of the total reinsurance.

2.	If a policy reinsured under this Agreement lapses to extended term or paid-up insurance, the Reinsurer shall share in an adjustment in the amount of reinsurance on the policy in the same proportion as the reinsurance amount had to the insurance amount immediately prior to the policy lapsing.

3.	Reinsurance shall be terminated on any policy where the net amount at risk reinsured becomes less than $ .

4	Reinsurance shall be reinstated automatically if the original insurance is reinstated according to the policy provisions and rules of the Reinsured. The Reinsured shall pay all back reinsurance premiums to the Reinsurer in the same manner as it received insurance premiums under the reinstated policy.

5.	The Reinsured shall notify the Reinsurer of all policy terminations and changes that affect the reinsurance. Unearned reinsurance premiums on such terminations or changes shall be refunded.

6.	Term renewals, term conversions or other contractual or non-contractual replacements or changes in the insurance reinsured under this Agreement, where full underwriting evidence according to the Reinsured’s regular underwriting rules is not required, shall continue to be reinsured with the Reinsurer provided it satisfies the rules and provisions of this Agreement. Such replacements or changes shall be considered continuations of the original insurance and the reinsurance continued using point-in-scale premiums without change to the reinsurance premium rate basis.

Where full underwriting evidence in accordance with the Reinsured’s regular underwriting rules is obtained, term renewals, term conversions or other contractual or non-contractual replacements of insurance reinsured under this Agreement shall be considered continuations of the original insurance, remaining reinsured under the Agreement using select premium rates in effect for new business under the Agreement at the time, or select premiums rates last in effect if the agreement has been closed to new business.

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ARTICLE IV: STANDARD PROVISIONS

(CONTINUED)

D.	TERMINATIONS, REDUCTIONS, AND OTHER CHANGES (Cont’d)

7.	If the insurance reinsured under this Agreement increases and the increase is subject to new underwriting evidence, the provisions of ARTICLE I shall apply to the increase in reinsurance. If the increase is not subject to new underwriting evidence, the Reinsurer shall accept automatically the increase in reinsurance but not to exceed the automatic binding limit specified in SCHEDULE B.

8.	At the time of a contractual or non-contractual change, the Reinsured’s election to discontinue reinsurance on a risk shall be subject to negotiation with the Reinsurer.

9.	The premium payable to the Reinsurer or premium refunds due to the Reinsured shall be based on the exact number of days of effective insurance coverage upon termination or other change.

E.	CLAIMS

1.	If there is a claim for benefits on a reinsured risk, hereunder, the Reinsured will send to the Reinsurer copies of the proofs of claim, and any other information the Reinsured may possess pertinent to the claim that the Reinsurer may request.

2.	The Reinsurer upon receipt of the claim papers shall make payment in settlement of the reinsurance under a claim approved and paid by the Reinsured for a reinsured risk hereunder. The settlement made by the Reinsured shall be unconditionally binding upon the Reinsurer whether or not claim payment is made under the strict policy conditions or compromised for a lesser amount.

3.	If a claim is contestable, the Reinsurer shall be consulted before admission or acknowledgement of the liability is made by the Reinsured. However, such consultation shall not impair the Reinsured’s freedom to determine the proper action on the claim and the settlement made by the Reinsured shall still be unconditionally binding on the Reinsurer. The Reinsurer may decline to be a party to the contest, compromise, or litigation involved on a claim, in which case it shall pay the full amount of its share of the claim to the Reinsured. In such case, the Reinsurer shall not share in any expense involved in such contest, compromise, or litigation, or in any reduction in claim resulting therefrom.

4.	The Reinsurer shall share in the expense of any contest or compromise of a claim in the same proportion that the net amount at risk reinsured with the Reinsurer bears to the total net risk of the Reinsured under all policies on that life being contested or compromised by the Reinsured and shall share in the total amount of any reduction in liability in the same proportion. Routine expenses incurred in the normal settlement of uncontested claims, compensation of salaried officers and employees of the Reinsured and any possible extra-contractual damages shall not be considered claim expenses.

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ARTICLE IV: STANDARD PROVISIONS

(CONTINUED)

E.	CLAIMS

5.	In the event of an increase or reduction in the amount of the Reinsured’s insurance on any policy reinsured hereunder because of a misstatement of age or sex being established after the death of the insured, the Reinsured and the Reinsurer shall share in such increase or reduction in proportion to their respective amounts at risk under such policy.

6.	The Reinsurer shall reimburse the Reinsured for its proportionate share of any interest paid on claims by the Reinsured for the period preceding the Reinsurer’s payment of its share of the claim. Interest shall be calculated from the date of death to the date of remittance to the beneficiary, or if the claim proceeds go under settlement option, from the date of death to the date of the Reinsurer’s remittance to the Reinsured. Adjustment to reinsurance premiums in such case will be made without interest.

7.	Other than as noted above, the Reinsurer shall not be liable for punitive, compensatory or other extra-contractual damages arising out of an action or the inaction of the representatives or officers of the Company.

F.	INCREASE IN RETENTION

1.	The Reinsured may increase its limit of retention and may elect, subject to the provisions of this article, to continue the reinsurance in force under this Agreement without change, or to reduce all eligible reinsurance in force under this Agreement as set forth below. The increased limit of retention shall be effective with respect to reinsurance which is placed in effect on or after the effective date of the increase subsequent to the Reinsured providing written notice to the Reinsurer of such increase and of its election to either continue or reduce reinsurance on in force business.

2.	No business will be eligible for reduction under this article unless the Reinsured kept its maximum retention as set forth in the retention schedule in effect at the time the insurance was issued. The amounts recaptured shall be sufficient to increase the Reinsured’s retention to the new limits. If there are other reinsurers, the reduction on each risk shall be divided according to each reinsurer’s portion of the total reinsurance on the risk. If the reinsurance is reduced on any risk, similar reductions shall be made on all risks eligible for recapture. The effective date of the reduction in reinsurance on a policy eligible for such reduction shall be the latter of the first policy anniversary following the notice to recapture and the th policy anniversary.

3.	The retention limits of the Reinsured as of the effective date of this Agreement are shown in SCHEDULE G.

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ARTICLE IV: STANDARD PROVISIONS

(CONTINUED)

G.	INSPECTION OF RECORDS

Upon reasonable notice, and at all reasonable times, the Reinsurer and the Reinsured each shall have the right to inspect and audit, at the offices of the other, all records and procedures relating to reinsurance under this Agreement.

H.	INSOLVENCY

1.	In the event of insolvency of the Reinsured, the Reinsurer’s liability for claims shall continue to be in accordance with the terms of this Agreement. Payment of reinsurance claims shall be made directly to the liquidator, receiver or statutory successor of the Reinsured without diminution because of the insolvency of the Reinsured.

2.	In the event of insolvency of the Reinsured, the liquidator, receiver or statutory successor shall give the Reinsurer written notice of any pending claim and the Reinsurer may, at its own expense, investigate the claim and interpose any defense which it deems available to the Reinsured or its liquidator, receiver or statutory successor. If the Reinsured benefits from the defense undertaken by the Reinsurer, an equitable share of the expenses incurred by the Reinsurer shall be chargeable to the Reinsured as a part of the expense of liquidation.

3.	. For the purpose of this Agreement, the Reinsurer shall be considered insolvent when it:

a.	Applies for or consents to the appointment of a receiver, trustee, or liquidator of its properties of assets; or

b.	Makes an assignment for the benefit of its creditors; or

c.	Is adjudicated as bankrupt or insolvent; or

d.	Files or consents to the filing of a petition in bankruptcy, seeks reorganization or an arrangement with creditors, or takes advantage of any bankruptcy, dissolution, liquidation, or similar law or statute; or

e.	Becomes the subject of an order to rehabilitate or to liquidate as defined by the insurance code of the jurisdiction of domicile of the Reinsurer.

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ARTICLE IV: STANDARD PROVISIONS

(CONTINUED)

H.	INSOLVENCY(Cont’d)

4.         .

I.	ARBITRATION

1.	Any interpretation of this Agreement shall be based on business practices and equity rather than strict law.

2.	Disagreements between the Reinsurer and the Reinsured shall be submitted to three arbitrators who must be officers of other Life insurance companies. The Reinsurer and the Reinsured shall each appoint one arbitrator and these two arbitrators shall select the third arbitrator. In the event that either contracting company should fail to choose an arbitrator within thirty days after the other contracting company has given notice of its arbitrator appointment, that contracting company may choose two arbitrators who shall, in turn, choose a third arbitrator before entering arbitration. .

3.	.

J.	DAC TAX ELECTION

The Reinsured and the Reinsurer make election pursuant to Section 1.8482 (g) (8) of the Income Tax Regulations issued December 1992, under Section 848 of the Internal Revenue Code of 1986, as amended, and agree to the terms stipulated in SCHEDULE F: DAC TAX SCHEDULE.

K.	TERMINATION OF AGREEMENT

1.	This Agreement may be terminated on , or later, with respect to new reinsurance by either party giving written notice to the other at least prior to date such termination shall become effective, except as specified in ARTICLE III and ARTICLE IV of this agreement.

2.	The termination shall become effective on the date specified in the written notice, but not less than after written notice is given.

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ARTICLE IV: STANDARD PROVISIONS

(CONTINUED)

K.	TERMINATION OF AGREEMENT (Cont’d)

3.	The Reinsured shall continue to submit and the Reinsurer shall continue to accept business under the provisions of this agreement during the period between the date of written notice and the effective date of termination.

4.	The provisions of this agreement shall continue to apply after the effective date of termination to all reinsurance that is in force under this agreement on the effective date of termination.

L.	PARTIES TO AGREEMENT

This is an Agreement for indemnity reinsurance solely between the Reinsured and the Reinsurer. The acceptance of reinsurance under this Agreement shall not create any right or legal relation whatever between the reinsurer and the insured or any other party.

M.	ENTIRE AGREEMENT

This agreement represents the entire contract between the Reinsurer and the Reinsured and supersedes any prior oral or written agreements with respect to its subject.

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SCHEDULE A: ACCEPTED COVERAGES

1	ISSUING COMPANIES: Policies issued by the Massachusetts Mutual Life Insurance Company of Springfield, Massachusetts and MML Bay State Life Insurance Company of Hartford, Connecticut.

2.	TYPE OF BUSINESS: .

3.	PLANS OF INSURANCE:

4.	ELIGIBILITY. .

        .

5.	COMMENCEMENT OF REINSURANCE: Reinsurance shall commence for ,

        . Reinsurance for          will commence at the same time as         . Reinsurance for          will commence immediately as         .

Reinsurance on          will commence on         . Reinsurance for          will commence at the same time as         . Reinsurance for          will commence immediately as         .

6.	RECAPTURE: .

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SCHEDULE B: REINSURANCE BASIS & PARTICIPATION LIMITS

1.	BASIS OF REINSURANCE: The Reinsurer shall participate in a pool of reinsurers for eligible plans.

2.	REINSURED’S PARTICIPATION: The Reinsured shall retain % of .

3.	REINSURANCE PARTICIPATION: The Reinsurer’s participation shall be % of .

4.	JUMBO LIMIT: $ of life insurance in force and applied for.

5.	AUTOMATIC BINDING LIMIT: $

6.	AUTOMATIC ISSUE LIMIT: $

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SCHEDULE C: SPECIAL NET RISK CALCULATIONS

1	For the plans that are level term for or reducing term plans for any period of years, the net amount at risk shall be .

2	For the Reinsured’s Universal Life type and Variable Life type plans, the net amount at risk shall be .

3	For the Reinsured’s Enhanced Whole Life plan, the face amount reinsured shall be .

4	The methods of calculating the net amount at risk described above may not be appropriate under a given plan of insurance. In such cases the net amount at risk will be a method that is mutually agreeable to both parties.

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SCHEDULE D: YRT REINSURANCE PREMIUM RATES

1.	PREMIUMS FOR STANDARD RISKS - AUTOMATIC ISSUES

The premium rates         , included as a part of this schedule. Rates will be         .

The premium shall be         .

2.	PREMIUM RATES FOR TABLE RATED RISKS

For life insurance on a risk classified substandard which is assigned a table rating, the reinsurance premium rates per thousand shall be the standard premium rates increased by 25% per table times the standard premium rates specified in paragraph (1) above. (For example, the premium rate for a table 4, or D, risk would be 200% of the standard premium rate.)

3.	PREMIUM RATES FOR RISKS WITH FLAT EXTRAS

For a risk assigned a flat extra premium, the reinsurance premiums determined in accordance with (1) above shall be increased by the following percentages of the flat extra premiums applicable to the initial amount reinsured:

(1)	% for the first policy year and % for renewal years if the extra premiums is payable for more than 5 years;

(2)	% for all policy years if the extra premium is payable for 5 or less years.

4.	POLICY FEES: No policy fees shall be paid under this Agreement

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MassMutual’s Modified 1975-80 Basic Table Extended to Age 110

MALE

Issue Age 0-40, Policy Years 1-20

[table deleted]

SCHDEULE D

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MassMutual’s Modified 1975-80 Basic Table Extended to Age 110

MALE

Issue Age 41-80, Policy Years 1-20

[table deleted]

SCHDEULE D

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MassMutual’s Modified 1975-80 Basic Table Extended to Age 110

MALE

Issue Age 81-90, Policy Years 1-20

[table deleted]

SCHDEULE D

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MassMutual’s Modified 1975-80 Basic Table Extended to Age 110

FEMALE

Issue Age 0-40, Policy Years 1-20

[table deleted]

SCHDEULE D

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MassMutual’s 1975-80 Basic Table Extended to Age 110

FEMALE

Issue Age 41-80, Policy Years 1-20

[table deleted]

SCHDEULE D

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MassMutual’s 1975-80 Basic Table Extended to Age 110

FEMALE

Issue Age 81-90, Policy Years 1-20

[table deleted]

SCHDEULE D

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SCHEDULE E: REINSURANCE REPORTS

Reinsurance shall be on a self-administered by the Reinsured. The Reinsured shall maintain up-to-date records on business reinsured under the agreement sufficient for reporting new issues, renewals, deaths, lapses and other adjustments on each reinsured policy or rider and shall provide reports to the Reinsurer subsequent to the close of each month. The reports shall consist of sufficient detail for the Reinsurer to determine its amount risk on reinsured policies and riders and to verify reinsurance premiums. Reports provided shall be the following:

Monthly Bordereau Detail Reports:

New business and change reports shall be provided to the Reinsurer on a bordereau basis and include the following items:

Policy Number

Name of the insured

Sex

Date of Birth

Issue Age

Policy Date

Policy year

Policy Duration

Transaction type*

Transaction effective date

Table rating

Flat extra amount and duration

Plan name or code

Underwriting classification

Joint life information

Policy face amount

Reinsurance amount(s) issued

Retained amount

Reinsurance net amount at risk

Death benefit option

Reinsurance premiums (first year and renewal)

Reinsurance commission or allowances

Policy fee

Premium taxes reimbursed

Cash values reimbursed

Dividends reimbursed

Net amount due the Reinsurer or the Reinsured

*Transaction codes may be used to identify policy activity affecting reinsurance including new reinsurance issued, continuation of coverage, and policy movements or changes such as:

Not takens Surrender Lapse Reinstatement Conversion Exchange Increase in amount	Decrease in amount Cancellation of reinsurance Recapture Death Expiry Other changes

Separate listings shall be provided for new issues, renewals, terminations, and other adjustments

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SCHEDULE E: REINSURANCE REPORTS

(Continued)

Summary Reports

Summary reports shall be provided to the Reinsured which include appropriate subtotals and totals of premiums, commissions and allowances, and premium tax by reporting category and in total. Policy exhibit summaries shall also be provided to the Reinsured showing the reinsured amounts at the beginning of the reporting period, any increases, decreases and terminations during the reporting period, and the reinsured amounts at the end of the reporting period.

Electronic Reporting

The Reinsurer may request receipt of reinsurance data from the Reinsured via an electronic medium (magnetic tape, magnetic disk, or electronic data interchange) as shall be available to the Reinsured. Monthly transaction data and quarterly in force data is currently available on magnetic tape cartridges.

Note: The detail and summary reports and the electronic formats will be in either the standard TAI Reinsurance format or a modified TAI Reinsurance format. These formats shall be made available to the Reinsurer. Any changes to the format shall be communicated to the Reinsurer.

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SCHEDULE F: DAC TAX SCHEDULE

Section 1.848-2(g) (8) Election The Reinsured and the Reinsurer hereby agree to the following pursuant to Section 1.8482(g)(8) of the Income Tax Regulations issued December 1992, under Section 848 of the Internal

Revenue Code of 1986, as amended. This election shall be effective as of the execution date of the treaty and for all subsequent taxable years for which this Agreement remains in effect.

1)	The term “party” shall refer to either the Reinsured or the Reinsurer as appropriate.

2)	The terms used in this Article are defined by reference to Regulation Section 1.848-2 in effect December 1992.

3)	The party with the net positive consideration (or gross premiums and other consideration as applicable) for this Agreement for each taxable year shall capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions’ limitation of Section 848(c)(1).

4)	Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

5)	The Reinsured shall submit a schedule to the Reinsurer by May 1 of each year its calculation of the net consideration for the preceding calendar year. This schedule of calculations shall be accompanied by a statement signed by an officer of the Reinsured stating that the Reinsured shall report such net consideration in its tax return for the preceding calendar year.

6)	The Reinsurer may contest such calculation by providing an alternative calculation to the Reinsured in writing within thirty (30) days of the Reinsurer’s receipt of the Reinsured’s calculation. If the Reinsurer does not so notify the Reinsured, the Reinsurer shall report the net consideration as determined by the Reinsured in the Reinsurer’s tax return for the previous calendar year.

7)	If the Reinsurer contests the Reinsured’s calculation of the net consideration, the parties shall act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the Reinsurer submits its alternative calculation. If the Reinsured and the Reinsurer reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

8)	The parties shall list the Agreement on the DAC Tax schedule of their federal income tax return for the year in which the Agreement becomes effective, thereby specifying that the joint election herein has been made for the reinsurance agreement of which this schedule is a part.

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SCHEDULE G: RETENTION LIMITS

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANIES

[table deleted]

AMENDMENT to

All YRT Quota Share Treaties

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(the “Ceding Company” sometimes known as the “Reinsured”)

and

MUNICH AMERICAN REASSURANCE COMPANY

(the “Reinsurer”)

As of effective date of the Agreement, the Ceding Company and the Reinsurer agree to amend the above-referenced Agreements as follows:

The term              shall be defined as 1) the              under this Agreement into a              or 2) the            .

             shall continue to be reinsured              under this Agreement              which shall not be reinsured under this Agreement.

             shall continue to be reinsured              under this Agreement              which shall not be reinsured under this Agreement provided, however, that in regard to              not be reinsured under this Agreement.

The term              shall be defined as: 1) the              under this Agreement             , or 2) the              under this Agreement             .

             shall not be reinsured under this Agreement.

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Amendment

IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Witness:	/s/ Delmer F. Borah IV
	Peter G. Ferris		Delmer F. Borah, IV
	Second Vice President and Actuary		Second Vice President & Actuary

Date:	11/13/01	Date:	11/13/01

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Ed Jalowski	Witness:	/s/ Delmer F. Borah IV
	Ed Jalowski		Delmer F. Borah, IV
	Second Vice President and Actuary		Second Vice President & Actuary

Date:	11/13/01	Date:	11/13/01

C.M. LIFE INSURANCE COMPANY

By:	/s/ Ed Jalowski	Witness:	/s/ Delmer F. Borah IV
	Ed Jalowski		Delmer F. Borah, IV
	Second Vice President and Actuary		Second Vice President & Actuary

Date:	11/13/01	Date:	11/13/01

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Jay Biehl	Witness:	/s/ Suzanne Luck

Title:	2nd VP	Title:	Associate Actuary

Date:	6 Nov 2001	Date:	6 Nov 2001

AMENDMENT to

ALL REINSURANCE AGREEMENTS

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(the “Ceding Company” sometimes known as the “Reinsured”)

and

MUNICH AMERICAN REASSURANCE COMPANY

(the “Reinsurer”)

As of effective date of the Agreement, the Ceding Company (including “any” or “all” of the three (3) entities listed above) and the Reinsurer agree to amend the above-referenced Agreement(s) to include the following important language:

Gramm-Leach-Bliley Privacy Requirements

The Ceding Company and Reinsurer are “financial institutions” as that term is used in Title V of the Gramm-Leach-Bliley Act. The Parties may, from time to time, come into possession of “non-public personal information” as defined in Title V of the Gramm-Leach-Bliley Act. The “non-public personal information” may be transmitted by either the Ceding Company or Reinsurer to the other in accordance with the transmitting party’s then current privacy policy and practices, in order to allow the other party to perform pursuant to this Agreement. During the continuation of this Agreement and after its termination, the Ceding Company or Reinsurer shall at all times use reasonable care to maintain the confidentiality of the “non-public personal information” and shall not make any use of the “non-public personal information” beyond the purpose for which it was disclosed. The Ceding Company and Reinsurer agree that they will not transfer information to a third party, except as provided in this Agreement and as permitted by Title V of the Gramm-Leach-Bliley Act, such permission including, but not limited to, disclosure of Information if required by applicable federal, state or local legal requirement, order of a court of competent jurisdiction, properly authorized civil, criminal or regulatory investigation, or subpoena by federal, state or local authorities. The Ceding Company and Reinsurer agree that the Reinsurer may need to transfer “non-public personal information” to third party vendors for the purpose of obtaining reinsurance on risks subject to this Agreement. The Reinsurer will obtain agreements from any such third party vendors that require the third party vendors to use reasonable care to maintain the confidentiality of the “non-public personal information”.

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Gramm-Leach-Bliley Privacy Amendment

IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Witness:	/s/ Delmer F. Borah IV
	Peter G. Ferris		Delmer F. Borah, IV
	Second Vice President and Actuary		Second Vice President & Actuary

Date:	7/15/02	Date:	7/15/02

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Ed Jalowski	Witness:	/s/ Delmer F. Borah IV
	Ed Jalowski		Delmer F. Borah, IV
	Second Vice President and Actuary		Second Vice President & Actuary

Date:	7/11/02	Date:	7/11/02

C.M. LIFE INSURANCE COMPANY

By:	/s/ Ed Jalowski	Witness:	/s/ Delmer F. Borah IV
	Ed Jalowski		Delmer F. Borah, IV
	Second Vice President and Actuary		Second Vice President & Actuary

Date:	7/11/02	Date:	7/11/02

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Tom Penn-David	Witness:	/s/ W. Thomas Loftis

Title:	2nd VP	Title:	Asst VP

Date:	7/1/02	Date:	7/8/02

AMENDMENT to the

AUTOMATIC YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY

(hereinafter the “Reinsurer”)

Coverage: Variable Life Select Inforce / First Dollar Quota Share

Effective: February 8, 1999

Effective February 8, 1999, the Amendment effective date, the applicable section of Schedule A: Accepted Coverages of the above-referenced Agreement shall be replaced in its entirety with the following:

Eligibility:            .

The Reinsured may elect to reinsure             . In these cases,              will not be eligible for reinsurance under this agreement.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	4/7/06
Peter G. Ferris
Second Vice President & Actuary

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MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4/7/06
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4/7/06
Peter G. Ferris
Second Vice President & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ James M Filmore	Date:	4/4/2006

Print name:	James M. Filmore

Title:	AVP & Actuary

Attest:	/s/ Sig Brekke

Title:	Vice President

AMENDMENT to

VUL Quota Share (9/1/98)	Effective: January 1, 1999	LCR:

Enterprise Plus UL Quota Share	Effective: January 1, 1999	LCR:
(9/16/96)

Enterprise Plus UL Inforce Quota	Effective: January 1, 1999	LCR:
Share (4/1/97)

Variable Life Plus Inforce	Effective: October 1, 1999	LCR:

1999 Enterprise Plus	Effective: October 1, 1999	LCR:

Variable Life Select Inforce	Effective: October 1, 1999	LCR:

Reinsurance Agreements

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, or

CM LIFE INSURANCE COMPANY

hereinafter referred to as the Reinsured(s)

and

MUNICH AMERICAN REASSURANCE COMPANY

hereinafter referred to as the Reinsurer

The Reinsureds and the Reinsurer, as parties to the above referenced reinsurance agreements, hereby agree to amend them as of the date shown above with reference to payment of claims by superceding anything in the treaties that is in conflict with the following:

The          for these treaties are shown above.         .

The Reinsured will consult with the          before         , shall be binding on the

         Reinsurers. Such          by either the          or other         .

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If a claim is         , the Reinsured will         . The Reinsurer may decline to be a party to the contest, compromise, or litigation involved on a claim, in which case it shall pay the full amount of its share of the claim to the Reinsured. In such case, the Reinsurer shall not share in any expense involved in such contest, compromise, or litigation, or in any reduction in claim resulting therefrom.

All terms and conditions of these Reinsurance Agreements not in conflict with the terms and conditions of this Amendment will continue unchanged.

IN WITNESS WHEREOF, the Reinsured and Reinsurer have caused their names to be subscribed and duly attested hereunder by their respective Authorized Officers.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Attest:	/s/ Delmer F. Borah
	Peter G. Ferris		Delmer F. Borah
	Second Vice President and Actuary		Second Vice President and Actuary

Date:	3/27/00	Date:	3/27/00

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Yek Soan Cheng FSA MAAA	Attest:	/s/ Ed Jalowski
	Yek Soan S. Cheng		Ed Jalowski
	Vice President		Assistant Vice President and Actuary

Date:	3/28/00	Date:	3/28/00

CM LIFE INSURANCE COMPANY

By:	/s/ Yek Soan Cheng FSA MAAA	Attest:	/s/ Ed Jalowski
	Yek Soan S. Cheng		Ed Jalowski
	Vice President		Assistant Vice President and Actuary

Date:	3/28/00	Date:	3/28/00

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Jay Biehl	Attest:	/s/ W. Thomas Loftis

Title:	2nd VP	Title:	Associate Actuary

Date:	14 Mar 2000	Date:	14 March, 2000